Exhibit 99.1

GeoMet Announces Filing of Definitive Proxy Statement and

Special Stockholder Meeting Date

Houston, Texas – June 24, 2010 - GeoMet, Inc. (NASDAQ: GMET) (the “Company”) announced today that it has filed its definitive proxy statement in connection with a Special Meeting of its stockholders for the purpose of:

a)	Approving a rights offering granting stockholders one right to purchase one share of Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (“Preferred Stock”) for approximately every 9.86 shares of our common stock, par value $0.001 per share, they own, at a purchase price of $10.00 per share, or an aggregate of 4,000,000 shares of Preferred Stock for an aggregate purchase price of $40,000,000 (the “Rights Offering”), (including the issuance of any additional shares of Preferred Stock that may be issued as paid-in-kind dividends with respect to such shares and the issuance of any shares of our common stock upon the conversion of shares of Preferred Stock).

b)	Approving the Investment Agreement, dated as of June 2, 2010 between the Company and Sherwood Energy, LLC (“Sherwood”), pursuant to which Sherwood has committed to purchase, for $10.00 per share, any shares of Preferred Stock not purchased in the Rights Offering.

The Special Meeting of stockholders will be held on July 20, 2010, at 10:00 a.m., local time, at the Company’s principal office, located at 909 Fannin St., Suite 1850, Houston, Texas 77010. Stockholders of record at the close of business on June 15, 2010 are entitled to notice of and to vote at the Special Meeting.

Additional Information and Where to Find It

On June 24, 2010, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the Special Meeting and stockholders are urged to read the proxy statement as well as any other relevant documents filed with the SEC when they become available. Investors and stockholders may obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the proxy statement from the Company by contacting Stephen M. Smith at (713) 287-2251 (ssmith@geometcbm.com). In connection with the Special Meeting, the Company intends to mail copies of the proxy statement on or around June 24, 2010 to the Company’s stockholders of record who are entitled to attend and vote at the Special Meeting.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Special Meeting. Information regarding the interests of these directors and executive officers in the Rights Offering and the Investment Agreement is included in the proxy statement described above.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of GeoMet, Inc. nor shall there be any sale of such securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward-Looking Statements Notice

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. In addition, the Company cannot assure that it will be successful in obtaining additional financing on the terms outlined in this press release or otherwise. Careful consideration should be given to the risk factors and other cautionary statements included in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. GeoMet undertakes no duty to update or revise these forward-looking statements.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company primarily engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane”) and non-conventional shallow gas. Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 (ssmith@geometcbm.com), John Baldissera with BPC Financial at (800) 368-1217, or visit our website at www.geometinc.com.